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                     [letterhead of Andrews & Kurth L.L.P.]

                                                                     EXHIBIT 5.1


                                February 26, 2002

Board of Directors
Southern Natural Gas Company
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

                  We have acted as special counsel to Southern Natural Gas Company, a Delaware corporation (the "Company"), in connection with (i) the preparation of a prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") relating to the issuance of $300,000,000 aggregate principal amount of 8% Notes Due March 1, 2032 of the Company (the "Notes"), which Prospectus and Prospectus Supplement form part of the Registration Statement on Form S-3 (File No. 333-76782) (the "New Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), senior debt securities of the Company, and (ii) a registration statement on Form S-3 (Registration No. 333-47959) (the "Prior Registration Statement" and, together with the New Registration Statement, collectively the "Registration Statement") also filed by the Company with the Commission for the purpose of registering under the Act senior debt securities of the Company, with $100,000,000 aggregate principal amount of the Notes having been previously registered under the Prior Registration Statement and $200,000,000 aggregate principal amount of the Notes being registered under the New Registration Statement. The Notes will be issued pursuant to an indenture, dated as of June 1, 1987 (the "Original Senior Indenture"), originally entered into by the Company and Manufacturers Hanover Trust Company (now JPMorgan Chase
Bank), as trustee, as the same has been and may hereafter be supplemented from time to time.

                  In arriving at the opinions expressed below, we have examined
(i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, including the form of prospectus included in the New Registration Statement and the documents incorporated by reference in the Registration Statement, (iii) the Prospectus and the Prospectus Supplement,
(iv) the Original Senior Indenture, as supplemented to date (the "Existing Senior Indenture"), and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity and completeness of all documents
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supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed or conformed copies, and (v) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

                  We have assumed that the Notes, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom or for whose benefit a Note is to be issued (collectively, the "Holders") of a certificate for such Note or the receipt by the Depository Trust Company, acting as agent, on behalf of the Holders, of a global Note evidencing all Notes, and the payment for the Notes so acquired, in accordance with the Registration Statement and the Underwriting Agreement, dated February 21, 2002, between the Company and the underwriters named therein, and that the Notes are issued and sold to the Holders in accordance with the Registration Statement and the Underwriting Agreement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

                  Based upon and subject to the foregoing, and subject also to the qualifications and limitations set forth below, we are of the opinion that when the Notes have been duly executed, authenticated, issued and delivered in accordance with the Existing Senior Indenture and delivered and paid for as contemplated by the Registration Statement and the Underwriting Agreement, the Notes will be validly issued and will constitute valid and legally binding obligations of the Company.

                  To the extent, if any, to which the same may be relevant to our opinion hereinabove set forth, we express no opinion as to any provision of the Existing Senior Indenture that (a) relates to severability or separability, or (b) relates to indemnification, to the extent such indemnification is not within the reasonable contemplation of the parties or is contrary to Federal securities laws or the policy underlying such laws, or (c) purports to authorize the Trustee to file and prove a claim in any bankruptcy or insolvency proceeding for sums not yet due. In addition, notwithstanding that various provisions of the Indenture purport to contemplate that the several series of the debt securities issued thereunder may have different trustees, we have assumed (and our opinion herein is conditioned upon such assumption) that a single institution will at all times act as trustee under the Indenture for the holders of all series of such debt securities, including the Notes.

                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, dated January 28, 2002 and in the Prospectus Supplement, dated February 21, 2002 which form a part of the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                                   Very truly yours,

                                                   /s/ Andrews & Kurth L.L.P.




1198/1580(NY only)/2698